UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2022

McGRATH RENTCORP
(Exact name of registrant as specified in its charter)

California	0-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5700 Las Positas Road, Livermore, California 94551-7800 (Address of Principal Executive Offices and Zip Code)
(925) 606-9200 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

99679632.4

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On July 15, 2022, McGrath RentCorp (the “Company”) entered into a second amended and restated credit agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, and other lenders named therein (the “Credit Facility”). The Credit Facility provides for a $650.0 million unsecured revolving credit facility (which may be further increased by adding one or more tranches of term loans and/or increasing the aggregate revolving commitments, which in any event, shall not exceed an additional $300,000,000), which includes a $40.0 million sublimit for the issuance of standby letters of credit and a $20.0 million sublimit for swingline loans. The proceeds of the Credit Facility will be available for general corporate purposes, including permitted acquisitions. The Credit Facility permits the Company’s existing indebtedness to remain, which includes the Company’s Treasury Sweep Note (the principal amount of which may be increased up to $20,000,000), the Company’s existing senior notes issued pursuant to the Amended and Restated Note Purchase and Private Shelf Agreement, dated March 31, 2020 (the “Note Purchase Agreement”), among the Company, PGIM, Inc. and the noteholders party thereto (as amended, the “Note Purchase Agreement”): (i) the $60.0 million aggregate outstanding principal of notes issued November 5, 2015 and due November 5, 2022, (ii) the $40 million aggregate principal amount of 2.57% Series D Notes issued March 17, 2021 and due on March 17, 2028, and (iii) the $60 million aggregate principal amount of 2.35% Series E Notes issued June 16, 2021 and due June 16, 2026. In addition, the Company may incur additional senior note indebtedness in an aggregate amount not to exceed $250.0 million. The Credit Facility replaces the Company’s prior $420.0 million credit facility dated March 31, 2020 with Bank of America, N.A., as agent, as amended. All obligations outstanding under the prior credit facility as of the date of the Credit Facility were refinanced by the Credit Facility on July 15, 2022.

The Credit Facility contains customary covenants limiting the Company’s ability to, among other things, incur liens, make investments, incur indebtedness, merge or consolidate with others or dispose of assets, change the nature of its business, and enter into transactions with affiliates. In addition, the Credit Facility contains financial covenants requiring the Company: (1) not to permit the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Facility) as of the end of any fiscal quarter to be less than 2.50 to 1.00; and (2) not to permit the Consolidated Leverage Ratio (as defined in the Credit Facility) at any time during any period of four consecutive fiscal quarters to be greater than 2.75 to 1.00.

The lenders may, subject to various customary cure rights of the Company, require the immediate payment of all amounts outstanding under the Credit Facility if (1) the Company fails to pay the amounts under the Credit Facility when due; (2) the Company or any of the Guarantors (as defined below) fails to comply with its various covenants and agreements related to the Credit Facility; (3) the Company or any of the Guarantors makes incorrect or misleading representations and warranties in the documents relating to the Credit Facility; (4) the Company, any of the Guarantors (as defined below) or any of the Company’s Material Subsidiaries (as defined in the Credit Facility) fails to pay when due debt obligations in excess of $10.0 million, or such debt obligations may be declared payable earlier than their stated maturity due to breach by the Company, any of the Guarantors or any of the Company’s Material Subsidiaries; (5) the Company or any of its subsidiaries is subject to an insolvency proceeding, makes an assignment of the benefit

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of creditors, appoints a receiver or takes similar action; (6) the Company or any of its subsidiaries becomes subject to (a) final judgments or orders for payment of money that exceed $10.0 million in the aggregate or (b) non-monetary final judgments that have, or could reasonably be expected to have, a material adverse effect; (7) the Company incurs liability with respect to certain benefit plans which result or could reasonably be expected to result in payments in excess of $10.0 million; (8) the loan documentation related to the Credit Facility ceases to be in full force and effect; or (9) any Change of Control (as defined in the Credit Facility) of the Company occurs.

In connection with the Credit Facility, certain of the Company’s U.S. subsidiaries, Mobile Modular Management Corporation, Enviroplex, Inc. and Adler Tank Rentals, LLC (the “Guarantors”), entered into a second amended and restated guaranty in favor of Bank of America, N.A., as Administrative Agent, dated July 15, 2022 (the “Guaranty”), whereby such subsidiaries guarantee the full payment of all the obligations of the Company under the Credit Facility. Each of the Company’s domestic subsidiaries shall, upon its becoming a Material Subsidiary, be required to become a party to the Guaranty.

The foregoing descriptions of the Credit Facility and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The Credit Facility and the Guaranty have been included to provide information regarding their terms and are not intended to provide any other factual information about the Company or the Guarantors. The Credit Facility contains representations and warranties that the Company and the Guarantors have made to the lenders, which are qualified by information in confidential disclosure schedules that the Company has provided to the lenders in connection with the Credit Facility. The information in those disclosure schedules modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Facility and, accordingly, the representations and warranties made in the Credit Facility and the Guaranty should not be relied on as characterizations of the actual state of facts at the time they were made or otherwise.

A copy of the Company’s press release announcing the Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of July 15, 2022 among the Company, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

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10.2	Guaranty dated as of July 15, 2022 among certain domestic subsidiaries of the Company in favor of Bank of America, N.A., in its capacity as the Administrative Agent.
99.1	Press Release of McGrath RentCorp, dated July 19, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022	McGRATH RENTCORP By /s/ Keith E. Pratt Keith E. Pratt Senior Vice President and Chief Financial Officer

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